EXHIBIT 1.1

                             UNDERWRITING AGREEMENT

                                     between

                            FROST CAPITAL GROUP, INC.

                                       and

                            GBI CAPITAL PARTNERS INC.

                              Dated: ________, 2001


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                            FROST CAPITAL GROUP, INC.

                             UNDERWRITING AGREEMENT

                                                              New York, New York

                                                                __________, 2001

GBI Capital Partners Inc.
1055 Stewart Avenue
Bethpage, New York  11714

Dear Sirs:

                  The undersigned, Frost Capital Group, Inc., a Delaware corporation ("Company"), hereby confirms its agreement with GBI Capital Partners Inc. (being referred to herein variously as "you" or the "Representative") and with the other underwriters named on Schedule I hereto (the Representative and the other underwriters being collectively called the "Underwriters" or, individually, an "Underwriter"), as follows:

1.       Purchase and Sale of Securities.
         -------------------------------

         1.1      Firm Securities.

                  1.1.1 Purchase of Firm Securities. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, severally and not jointly, 1,250,000 units ("Firm Units") at a purchase price (net of commissions) of $5.52 per Firm Unit. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price of $5.52 per Unit. Each Firm Unit consists of one share of the Company's common stock, par value $0.0001 per share ("Common Stock"), and one Class A Redeemable Warrant ("Class A Warrant(s)"). The shares of Common Stock and the Class A Warrants included in the Firm Units will not be separately transferable until 90 days after the date hereof unless the Representative informs the Company of its decision to allow earlier separate trading, but in no event shall such separate trading occur until the Company files with the Securities and Exchange Commission ("Commission") its audited balance sheet reflecting its receipt of the proceeds of the Offering (as defined below). Each Class A Warrant entitles the holder of such warrant to purchase one share of Common Stock and one Class B Redeemable Warrant ("Class B Warrant(s)") during the period commencing on the later of (i) one year from the effective date ("Effective Date") of the Registration Statement (as defined in Section
2.1.1 hereof) or (ii) the consummation of a merger, exchange of capital stock, asset acquisition or other similar business combination of the Company with an operating business ("Business Combination"), and terminating on ___________, 2007 at an initial exercise price of $5.25. Each Class B Warrant entitles the holder of such warrant to purchase one share of Common Stock and one Class C Redeemable Warrant ("Class C Warrant(s)" and, together with the Class A Warrants and the Class B Warrants, "Warrants") during the period commencing on the later of (i) one year from the Effective Date or (ii) the consummation of a Business Combination, and terminating on __________, 2007 at an initial exercise price of $7.50. Each Class C Warrant entitles

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the holder of such warrant to purchase one share of Common Stock during the period commencing on the later of (i) one year from the Effective Date or (ii) the consummation of a Business Combination, and terminating on ____________, 2007 at an initial exercise price of $9.75. The Units are to be offered initially to the public ("Offering") at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof). The Underwriters may from time to time increase or decrease such offering price after the distribution of the Units has been completed to such extent as the Underwriters, in their sole discretion, deem advisable.

                  1.1.2 Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 A.M., New York time, on the third business day following the Effective Date or at such other time as shall be agreed upon by the Representative and the Company, at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units are called "Closing Date." Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable as follows: $6,312,500 of the proceeds received by the Company for the Firm Units shall be deposited in the trust fund established by the Company for the benefit of the public stockholders as described in the Registration Statement ("Trust Fund") pursuant to the terms of a Trust Agreement ("Trust Agreement") and the remaining proceeds (after deduction of the underwriting commissions and the Representative's non-accountable expense allowance) shall be deposited in a bank account of the Company upon delivery of the Firm Units to the Representative, through the facilities of the Depository Trust Company ("DTC"), for the accounts of the Underwriters. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Underwriters for all the Firm Units.

         1.2      Over-Allotment Option.

                  1.2.1 Option Units. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters, severally and not jointly, are hereby granted an option to purchase up to an additional 187,500 units from the Company ("Over-allotment Option"). Such additional 187,500 units are hereinafter referred to as "Option Units." The Firm Units and the Option Units are hereinafter collectively referred to as "Units." The Units, the shares of Common Stock and Class A Warrants included in the Units, the Class B Warrants issuable upon exercise of the Class A Warrants, the Class C Warrants issuable upon exercise of the Class B Warrants and the shares of Common Stock issuable upon exercise of the Warrants are referred to herein collectively as "Public Securities." The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.

                  1.2.2 Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative on behalf of the Underwriters as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units. If such notice is given two full business days prior to the Closing Date, the date set forth therein for such delivery and payment will be the Closing Date. If such notice is given thereafter, delivery of and payment for the Option Units shall be made at 10:00 a.m., New York time, on the third full business day after the date of the notice or such other time as shall be agreed upon by the Representative and the Company, at the

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offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. If such delivery and payment for the Option Units does not occur on the Closing Date, the date and time of the closing for such Option Units will be as set forth in the notice (hereinafter "Option Closing Date"). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice. Such Option Units shall be purchased for the account of each Underwriter in whatever proportion the Representative shall determine.

                  1.2.3 Payment and Delivery. Payment for the Option Units will be by wire transfer in Federal (same day) funds, payable as follows: $6,312,500 (plus 89% of the gross proceeds received by the Company from the sale of any over-allotment Units) shall be deposited in the Trust Fund and the remaining proceeds shall be deposited in a bank account of the Company upon delivery of the Option Units, through the facilities of DTC, for the accounts of the Underwriters.

         1.3      Representative's Purchase Option.

                  1.3.1 Option to Purchase. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Closing Date an option ("Representative's Purchase Option") for the purchase of an aggregate of 125,000 units ("Representative's Units") for an aggregate purchase price of $100. Each of the Representative's Units is identical to the Firm Units except that the Class A Warrants included in the Representative's Purchase Option, the Class B Warrants issuable upon exercise of such Class A Warrants and the Class C Warrants issuable upon exercise of the Class B Warrants each expire five years from the Effective Date (collectively, "Representative's Warrants"). The Representative's Purchase Option, the Representative's Units, the Representative's Warrants and the shares of Common Stock issuable upon exercise of the Representative's Units and the Representative's Warrants are hereinafter referred to collectively as "Representative's Securities." The Public Securities and the Representative's Securities are hereinafter referred to collectively as "Securities".

                  1.3.2 Payment and Delivery. Delivery and payment for the Representative's Purchase Option shall be made on the Closing Date. The Company shall deliver to the Representative, upon payment therefor, certificates for the Representative's Purchase Option in the name or names and in such authorized denominations as the Representative may request. The Representative's Purchase Option shall be exercisable at any time, in whole or in part, for a period of four years commencing one year from the Effective Date at an initial exercise price per Representative's Unit of $6.60, which is equal to one hundred and ten percent (110%) of the initial public offering price of a Unit.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

         2.1      Filing of Registration Statement.

                  2.1.1 Pursuant to the Securities Act. The Company has filed with the Commission a registration statement and an amendment or amendments thereto on Form S-1 (File No. ___________), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Securities under the Securities Act of 1933, as amended ("Act"), which registration statement and amendment or amendments have been prepared by the Company to conform in all material respects with the requirements of the Act, and the rules and regulations ("Regulations") of the Commission under the Act. Such registration statement, as amended, on file with the

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Commission at the time the registration statement becomes effective (including the form of prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the Regulations), is herein called the "Registration Statement," and the form of the final prospectus dated the Effective Date (or, if applicable, the form of final prospectus filed with the Commission pursuant to Rule 424 of the Regulations), is herein called the "Prospectus." The Registration Statement has been declared effective by the Commission under the Act.

                  2.1.2 Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 0-______) providing for the registration under the Securities Exchange Act of 1934, as amended ("Exchange Act"), of the Units, the Common Stock and the Warrants. The registration of the Units, Common Stock and Warrants under the Exchange Act has been declared effective by the Commission.

         2.2 No Stop Orders, Etc. Neither the Commission nor, to the best of the Company's knowledge, any State regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or has instituted or, to the best of the Company's knowledge, threatened to institute, any proceedings with respect to such an order.

         2.3      Disclosures in Registration Statement.

                  2.3.1 Securities Act and Exchange Act Representations. At the time the Registration Statement became effective and on the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus and any amendment or supplement thereto contained and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and conformed and will conform in all material respects to the requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations), such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties made in this Section 2.3.1 do not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

                  2.3.2 Disclosure of Agreements; No Defaults. The descriptions in the Registration Statement and the Prospectus of agreements and other documents are accurate in all material respects and present fairly the information required to be disclosed and there are no agreements or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and that (i) is referred to in the Pro spectus or (ii) is material to the Company's business, has been duly and validly

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executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and State securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company's knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

                  2.3.3 Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

                  2.3.4 Regulations. The disclosures in the Registration Statement concerning the effects of Federal, State and local regulation on the Company's business as currently contemplated are correct in all material respects and do not omit to state a material fact.

         2.4      Changes After Dates in Registration Statement.

                  2.4.1 No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, including, but not limited to, a material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, whether or not arising in the ordinary course of business, (ii) the Company has not become aware of any information that would cause the information disclosed in the questionnaires completed by each director and officer ("Questionnaires") to become inaccurate and incorrect, (iii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, (iv) no member of the Company's management has resigned from any position with the Company, and (v) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

                  2.4.2 Recent Securities Transactions, Etc. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

         2.5 Independent Accountants. Richard A. Eisner & Company, LLP, whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Regulations.

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         2.6       Financial Statements. The financial statements, including
the notes thereto, included in the Registration Statement and Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The historical financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Financial Data" and "Capitalization" fairly present in all material respects the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements contained in the Registration Statement.

         2.7       Authorized Capital; Options; Etc. The Company had at the date or dates indicated in the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Giving effect to the adjustment for the offering of the Firm Units, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, including the exhibits to the Registration Statement, and the Prospectus, on the Effective Date and on the Closing Date there will be no options, warrants, or other rights to purchase or otherwise acquire any shares of Common Stock of the Company, including any obligations to issue any shares pursuant to anti-dilution provisions, or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

         2.8      Valid Issuance of Securities; Etc.

                  2.8.1 Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding warrants to purchase shares of Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and State securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The authorized Common Stock and outstanding warrants to purchase shares of Common Stock conform in all respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock and warrants to purchase shares of Common Stock were at all relevant times either registered under the Act and registered or qualified under the applicable State securities or Blue Sky Laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock and warrants, exempt from such registration or qualification requirements.

                  2.8.2 Securities Sold Pursuant to this Agreement. The Common Stock included in the Units and the Representative's Units and the Common Stock issuable upon exercise of the Warrants and the Representative's Warrants has been duly authorized and, when issued and paid for in accordance with this Agreement, the Warrant Agreement (as defined in Section 2.21 hereof) and the Representative's Purchase Option, as the case may be, will be validly issued, fully paid and non- assessable; the holders thereof are not and will not be subject to personal liability by reason of

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being such holders; such Common Stock is not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Common Stock has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement. The Representative's Purchase Option, the Representative's Warrants and the Warrants have been duly and validly authorized and when issued will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms of the Representative's Purchase Option and the Warrant Agreement, as the case may be, and the Representative's Purchase Option, the Representative's Warrants and the Warrants are, or when issued will be, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and State securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         2.9 Registration and Anti-Dilution Rights of Third Parties. Except as described in the Registration Statement, including the exhibits to the Registration Statement, and the Prospectus, no holder of any securities of the Company, including warrants or other rights exercisable for or convertible or exchangeable into securities of the Company, (i) have the right to require the Company to register such securities under the Act or to include such securities in a registration statement to be filed by the Company, or (ii) have rights to have the exercise or conversion prices of their securities lowered and/or the number of securities that they may purchase increased as a result of the issuance by the Company of securities for a price less than such exercise or conversion price.

         2.10 Validity and Binding Effect of Agreements. This Agreement, the Warrant Agreement, the Trust Agreement and the Escrow Agreement (as defined in
Section 2.20.2 hereof) have been duly and validly authorized by the Company and constitute, or when executed and delivered will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and State securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         2.11 No Conflicts, Etc. The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Trust Agreement, the Representative's Purchase Option and the Escrow Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms or provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

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         2.12     No Defaults; Violations. The Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws.

         2.13     Corporate Power; Licenses; Consents.

                  2.13.1 Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus.

                  2.13.2 Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all con sents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities pursuant to this Agreement, the Warrant Agreement and the Representative's Purchase Option, and as contemplated by the Prospectus, and the consummation of the transactions and agreements contemplated hereby and thereby, except with respect to applicable Federal and State securities laws.

         2.14 Title to Property; Insurance. The Company has good and defensible title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) stated in the Prospectus to be owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable. The Company has insurance covering its properties against loss or damage by fire, theft, damage, destruction, acts of vandalism or other casualty and maintains insurance in commercially reasonable amounts.

         2.15 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the properties or business of, the Company or, to the best of the Company's knowledge, any person or entity that is listed in the table under the caption "Principal Stockholders" in the Prospectus or that questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal, domestic or foreign, naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business is bound or subject, except as set forth in the Prospectus.

         2.16 Good Standing. The Company has been duly organized, is validly existing as a corporation and is in good standing under the laws of the State of Delaware. The Company is duly qualified and is in good standing under the laws of each State in which the ownership or leasing of any properties or the character of its operations requires such qualification, except where the failure to qualify would not have a material adverse effect on the Company.

         2.17 Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration

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Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. No material issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term "taxes" mean all Federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term "returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

         2.18     Transactions Affecting Disclosure to NASD.
                  -----------------------------------------

                  2.18.1 Finder's Fees. There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or, to the best of the Company's knowledge, any person or entity that is a stockholder of the Company on the date of this Agreement ("Initial Stockholder(s)") with respect to the introduction of the Company to the Underwriters, the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company's knowledge, any Initial Stockholder that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD"), except for the arrangements, agreements, understandings, payments or issuances between the Company and the Underwriters that are described in the "Underwriting" section of the Prospectus.

                  2.18.2 Payments Within 12 Months. The Company has not made or became obligated to make any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finders fee, investing fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the 12-month period prior to the date on which the Registration Statement was filed with the Commission ("Filing Date") or thereafter, other than payments to the Representative.

                  2.18.3 Use of Proceeds. None of the net proceeds of the offering will be paid by the Company to any NASD member or any affiliate or associate of any NASD member, except as specifically authorized herein.

                  2.18.4 Insiders' NASD Affiliation. To the Company's knowledge, other than as disclosed in the NASD Questionnaires completed by the Initial Stockholders and delivered to counsel to the Representative prior to the date hereof, no officer, director, or five percent or greater stockholder of the Company has any direct or indirect affiliation or association with any NASD member and no beneficial owner of the Company's unregistered securities, regardless of the time acquired or source from which derived, has any direct or indirect affiliation or association with any NASD member.

         2.19 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

         2.20     Agreements With Initial Stockholders.

                  2.20.1 Insider Letters. The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the Federal and State securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) annexed hereto as Exhibit A and Exhibit B ("Insider Letters"), pursuant to which all of the Initial Stockholders of the Company agreed to certain matters.

                  2.20.2 Escrow Agreement. The Company has caused certain Initial Stockholders ("Affiliated Initial Stockholders") to enter into an escrow agreement ("Escrow Agreement") with American Stock Transfer & Trust Company ("Escrow Agent") in form and substance satisfactory to the Representative, whereby the Common Stock owned by the Affiliated Initial Stockholders and their affiliates, the Class A Warrants issued prior to the date of this Agreement to each of our directors ("Director Warrants") and the Insider Units (as hereinafter defined), will be held in escrow by the Escrow Agent until the earlier of (i) six months following the consummation of a Business Combination or (ii) the liquidation of the Company. The Company agrees that during such escrow period, the Affiliated Initial Stockholders shall be prohibited from selling or otherwise transferring such shares, Director Warrants and Units (except to spouses and children of Affiliated Initial Stockholders and trusts established for their benefit) but will retain the right to vote the shares and the shares of Common Stock included in such Units. The Company further agrees that the Escrow Agreement shall not be amended, modified or otherwise changed without the prior written consent of the Underwriters.

         2.21 Warrant Agreement. The Company will enter into a warrant agreement with respect to the Warrants and the Representative's Warrants with American Stock Transfer & Trust Company as of the Effective Date substantially in the form filed as an exhibit to the Registration Statement ("Warrant Agreement"), providing for, among other things, the payment of warrant solicitation fees as contemplated by Section 3.7 hereof.

         2.22 D&O Questionnaires. To the best of the Company's knowledge, all information contained in the Questionnaires completed and delivered by the officers and directors and significant stockholders of the Company and the information included in the Insider Letters of each stockholder of the Company is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires or Insider Letters to be inaccurate or incorrect.

         2.23 Officers' Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel on the Closing Date and the Option Closing Date, if any, shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         2.24 Company not an Investment Company. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after giving effect to the sale of the Units and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" within the meaning of the Investment Company Act, and agrees that it will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         2.25 Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

3.       Covenants of the Company.  The Company covenants and agrees as follows:

         3.1 Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object.

         3.2      Federal Securities Laws.

                  3.2.1 Compliance. During the time when a prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the rules and regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Units is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

                  3.2.2 Filing of Final Prospectus. If required, the Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission (including the information required by Rule 430A of the Regulations) pursuant to the requirements of Rule 424 of the Regulations; or the Company shall file a post-effective amendment to the Registration Statement (in form and substance satisfactory to the Underwriters) containing the information required by such Rule 430A; or, if the Company elects to rely upon Rule 434 of the Regulations and obtains the Representative's consent thereto, the Company shall file a term sheet with the Commission in the manner and within the time period required by Rule 424(b) of the Regulations.

                  3.2.3 Exchange Act Registration. For a period of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Common Stock and Warrants under the provisions of the Exchange Act. The Company will not deregister the Units under the Exchange Act without the prior written consent of the Representative.

         3.3 Blue Sky Filings. The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

         3.4 Delivery of Prospectuses. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

         3.5 Effectiveness and Events Requiring Notice to the Representative. The Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any State securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, and (v) of the receipt of any comments or request for any additional information from the Commission. If the Commission or any State securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

         3.6 Review of Financial Statements. For a period of five years from the Effective Date, or until such earlier date upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 10-Q quarterly report and the mailing of quarterly financial information to stockholders. During such period, the Company shall also maintain an audit committee of its board of directors and include in its proxy statement for each annual meeting of its stockholders a report of the audit committee meeting the requirements of Item 306(a)(1) - (4) of Regulation S-K and Item 7(e)(3) of Schedule 14A. The members of the audit committee shall meet all applicable qualification requirements and independence standards established by any exchange or market on which the Company's common stock is then listed.

         3.7 Warrant Solicitation Fees. The Company hereby engages the Representative, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. The Representative hereby accepts such engagement to solicit the exercise of the Warrants. The Company, at its cost, will (i) assist the Representative with respect to such solicitation, if requested by the Representative, and (ii) at the Representative's request, provide the Representative, and direct the Company's transfer and warrant agent to provide to the Representative, at the Company's cost, lists of the record and, to the extent known, beneficial owners of, the Warrants. Commencing one year from the Effective Date, the Company will pay the Representative a commission of five percent of the exercise price of the Warrants for each Warrant exercised, payable on the date of such exercise, on the terms provided for in the Warrant Agreement, to the extent permitted under the rules and regulations of the NASD and only if the Representative has provided bona-fide services to the Company in connection with the exercise of Warrants. In addition to soliciting, either orally or in writing, the exercise of Warrants, such services may also include disseminating information, either orally or in writing, to the Warrant holders about the Company or the market for the Company's securities, and assisting in the processing of the exercise of Warrants. The Representative may engage sub-agents in its solicitation efforts. The Company agrees to disclose the arrangement to pay such solicitation fees to the Representative in any prospectus relating to the Common Stock underlying the Warrants.

         3.8      Reports to the Underwriters.

                  3.8.1 Periodic Reports, Etc. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to the Representative and its counsel copies of financial statements and other periodic and special reports as the Company from time to time files with any governmental authority or furnishes generally to holders of any class of its securities (at substantially the same time as such information is filed with the governmental authority or furnished to securityholders), and promptly furnish to the Representative and its counsel
(i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs released by the Company, and
(iii) a copy of each Form 8-K or Schedules 13D, 13G, TO, 14D-9 or 13E-3 received or prepared by the Company.

                  3.8.2 Transfer Sheets and Weekly Position Listings. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer and warrant agent acceptable to the Representative ("Transfer Agent") and will furnish to the Representative at the Company's sole expense such transfer sheets and position listings of the Company's securities as the Representative may request, including the daily, weekly and monthly consolidated transfer sheets and lists of beneficial and record holders of the Company's securities from the Transfer Agent and the weekly security position listings of DTC. American Stock Transfer & Trust Company is acceptable to the Representative.

                  3.8.3 Secondary Market Trading Survey. The Company shall engage Graubard Miller, for a one-time fee of $5,000, payable on the Closing Date, to deliver to the Representative on the Effective Date and, at the Representative's request, quarterly thereafter, until such time as the Company's securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market, or until such earlier time upon which the Company is required to be liquidated, a written opinion detailing those states in which the Company's securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty States ("Secondary Market Trading Survey"). The Company shall take such other action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such States as may be requested by the Representative.

         3.9 OTC Reports. During such time as the Public Securities are quoted on the OTC Bulletin Board and no other automated quotation system, the Company shall provide to the Representative, at the Company's expense, such reports published by the NASD relating to price trading of the Public Securities as the Representative shall reasonably request.

         3.10 Representative's Purchase Option . On the Closing Date, the Company will execute and deliver the Representative's Purchase Option to the Representative substantially in the form filed as an exhibit to the Registration Statement.

         3.11     Payment of Expenses.

                  3.11.1 General Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to
(i) the preparation, printing, filing, delivery and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, any post-effective amendments thereto, the Prospectus and the Preliminary Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Units, the shares of Common Stock and the Class A Warrants included in the Units and the Representative's Purchase Option, including any transfer or other taxes payable thereon, (iii) the qualification of the Public Securities under State or foreign securities or Blue Sky laws, including the filing fees under such Blue Sky laws, the costs of printing and mailing the "Preliminary Blue Sky Memorandum" and all amendments and supplements thereto, and fees and disbursements for the Representative's counsel and fees and disbursements of local counsel, if any, retained for such purpose (such fees shall be $20,000 in the aggregate) and a one-time fee of $5,000 payable to Representative's counsel for the preparation of the Secondary Market Trading Survey, (iv) filing fees, costs and expenses (including fees and disbursements for the Representative's counsel) incurred in registering the offering with the NASD, (v) costs of placing "tombstone" advertisements in The Wall Street Journal, The New York Times and a third publication to be selected by the Representative, (vi) fees and disbursements of the Transfer Agent, (vii) the preparation, binding and delivery of transaction "bibles", in form, style and quantity reasonably satisfactory to the Representative and transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the Representative, (viii) the Company's expenses associated with "due diligence" meetings arranged by the Representative, and (ix) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 3.11.1. The Representative may deduct from the proceeds of the offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Representative and/or to third parties. If this Agreement shall not be carried out for any reason whatsoever, within the time specified herein, the Company shall remain liable for all actual out-of-pocket expenses pursuant to this Section 3.11.1.

                  3.11.2 Non-Accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.11.1, it will pay to the Representative a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Units, of which $25,000 has been paid to date, and the Company will pay the balance on the Closing Date and any additional balance on the Option Closing Date by certified or bank cashier's check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated herein. If the offering contemplated by this Agreement is not consummated for any reason whatsoever then (i) the Company's liability for payment to the Representative of the non-accountable expense allowance shall be equal to the sum of the Representative's actual out-of-pocket expenses (including, but not limited to, counsel fees, "road-show" and due diligence expenses), inclusive of amounts theretofore paid to the Representative; (ii) the Representative shall retain such part of the non- accountable expense allowance previously paid as shall equal its actual out-of-pocket expenses; and (iii) if the amount previously paid is insufficient to cover such actual out-of-pocket expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket expenses.

         3.12 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the
Act) covering a period of at least 12 consecutive months beginning after the Effective Date.

         3.13 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

         3.14 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that:
(i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3.15 Accountants. For a period of five years from the Effective Date or until such earlier time when the Company is required to be liquidated, the Company shall retain Richard A. Eisner & Company, LLP, any "Big 5" accounting firm or other independent public accountants reasonably acceptable to the Representative.

         3.16 Trust Agreement. The Company shall, on the Closing Date, enter into the Trust Agreement with respect to certain proceeds of the offering in form and substance satisfactory to the Representative.

         3.17 Merger Assistance Disclosure. If the Company engages a person or entity to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the Representative with the following prior to consummation of a Business
Combination: (i) complete details of all services and copies of agreements governing said services; and (ii) a justification as to why the person or entity providing the merger and acquisition services should not be considered an "underwriter and related person", as defined in Rule 2720(a)(6) of the NASD Conduct Rules. The Company will also effect appropriate disclosure of such arrangement in any proxy statement or registration statement filed with the Commission in connection with the Business Combination.

4. Conditions to Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

         4.1      Regulatory Matters.

                  4.1.1 Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Graubard Miller, counsel to the Representative.

                  4.1.2 NASD Clearance. By the Effective Date, (i) the Representative shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement; and (ii) Cardinal Capital Management, Inc. shall have been approved as a qualified independent underwriter for this offering.

                  4.1.3 No Blue Sky Stop Orders. At each of the Closing Date and the Option Closing Date, no order suspending the qualification of the Public Securities in any jurisdiction designated by you pursuant to Section 3.3 hereof shall have been issued, and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by any of such jurisdictions.

         4.2      Company Counsel Matters.

                  4.2.1 Effective Date Opinions of Counsel. On the Effective Date, the Representative shall have received the favorable draft opinion or opinions of Akerman, Senterfitt & Eidson, P.A., counsel to the Company, addressed to the Representative, and in form and substance satisfactory to Graubard Miller, to the effect that:

                           (i)      The Company (A) has been duly organized and
is validly existing as a corporation in good standing under the laws of the State of Delaware, (B) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations as known to such counsel requires such qualification, and (C) has all requisite corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus.

                           (ii)     The Common Stock included in the Units and
the Representative's Units and the Common Stock issuable upon exercise of the Warrants and the Representative's Warrants have been duly authorized and the Units and the Representative's Units, when issued and paid for in accordance with the terms of this Agreement and the Representative's Purchase Option, as the case may be, will be, validly issued, fully paid and non-assessable securities of the Company. The holders of the Units, the holders of the shares of Common Stock and the Class A Warrants included in the Units and the holders of the Representative's Purchase Option are not, and the holders of the shares of Common Stock and Class B Warrants issuable upon exercise of the Class A Warrants, the holders of the shares of Common Stock and Class C Warrants issuable upon exercise of the Class B Warrants, the holders of the shares of Common Stock issuable upon exercise of the Class C Warrants, the holders of the Representative's Units issuable upon exercise of the Representative's Purchase Option, the holders of the shares of Common Stock and the Representative's Warrants underlying the Representative's Units and the holders of the shares of Common Stock issuable upon exercise of the Representative's Warrants, when issued and paid for in accordance with the terms of this Agreement, the Warrant Agreement and the Representative's Purchase Option, as the case may be will not be, subject to personal liability by reason of being such holders. The Securities are not and will not be subject to preemptive rights under the Company's Certificate of Incorporation or the Delaware General Corporation Law of any holders of any security of the Company or, to the best of such counsel's knowl edge, similar contractual rights granted by the

Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Representative's Purchase Option, the Representative's Warrants and the Warrants have been duly and validly authorized and the Class A Warrants and the Representative's Purchase Option constitute, and, if issued, the Class B Warrants, the Class C Warrants and the Representative's Warrants will constitute, valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor in accordance with the terms of the Warrant Agreement and the Representative's Purchase Option, as the case may be, the number and type of securities of the Company called for thereby and such Class A Warrants and Representative's Purchase Option are, and if issued the Class B Warrants, the Class C Warrants and the Representative's Warrants will be, in each case enforceable against the Company in accordance with their respective terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally, (B) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (C) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The certificates representing the Securities are in due and proper form.

                           (iii)    To the best of such counsel's knowledge,
except as described in the Prospectus, the Company does not own an interest in any corporation, partnership, joint venture, trust or other business entity.

                           (iv)     This Agreement, the Warrant Agreement, the
Representative's Purchase Option, the Escrow Agreement and the Trust Agreement have each been duly and validly authorized, executed and delivered by the Company, and, assuming due execution by the parties thereto other than the Company, are valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally, (B) as enforceability of any indemnification or contribution provision may be limited under the Federal and State securities laws, and (C) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (v)      To the best of such counsel's knowledge,
there are no contracts or other documents required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto and there are no statutes, rules or regulations or legal or governmental proceedings pending or, to such counsel's knowledge, threatened which could affect the business or financial conditions of the Company which have not been disclosed in the Prospectus.

                           (vi)     The Registration Statement is effective
under the Act, and, to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened under the Act.

                           (vii)    All consents, approvals, authorizations or
orders of any court or governmental agency or body (other than such as may be required under Blue Sky laws, as to which no opinion need be rendered) required in connection with the consummation of the transactions contemplated by this Agreement have been obtained and are in effect.

                           (viii)   Neither the execution and delivery of this
Agreement, the Representative's Purchase Option, the Warrant Agreement, the Escrow Agreement or the Trust

Agreement, nor the issuance and sale of the Securities, nor the consummation of the transactions contemplated hereby, nor the compliance by the Company with the terms and provisions hereof, will conflict with, or result in a breach of, any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any material mortgage, deed of trust, note, indenture or loan or credit agreement or any other material agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject; nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company, or any material agreement known to such counsel to which the Company is a party or any statute or any order, rule or regulation applicable to the Company of any court or of any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Company.

                           (ix)     The Registration Statement, each Preliminary
Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements and other financial or statistical data derived therefrom included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and Regulations. Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountant for the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective or the Prospectus as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

                           (x)      The Securities and all other securities
issued or issuable by the Company conform in all respects to the description thereof contained in the Registration Statement and the Prospectus.

                           (xi)     To the best of such counsel's knowledge,
the Company has good and marketable title to, or valid and enforceable leasehold estates in, the items of real and personal property stated in the Prospectus to be owned or leased by it as lessee, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable.

                           (xii)    Except as described in the Prospectus, the
Company is not in breach of, or in default under, any term or provision of any material indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument, known to such counsel, to which it is a party or by which it or any of its properties may be bound or affected; and the Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws or, to the best of such counsel's knowledge, in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, except as referred to in the Prospectus.

                           (xiii)   The statements in the Prospectus under
"Business," "Management," "Certain Transactions," and "Description of Securities" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions are correct in all material respects.

                           (xiv)    The authorized and outstanding capital stock
of the Company is as set forth under the caption "Capitalization" in the Prospectus; all of the issued and outstanding capital stock, options and warrants of the Company have been duly authorized and validly issued and all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being holders; and none of such securities or interests were issued in violation of the preemptive rights under the Company's Certificate of Incorporation or the Delaware General Corporation Law of any holder of any security or interest of the Company or, to the best of such counsel's knowledge, similar contractual rights granted by the Company.

                           (xv)     To the best of such counsel's knowledge, no
person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement or, except for the Underwriters, require the Company to file any registration statement or, if filed, to include any security in such registration statement for a period of thirteen (13) months from the date hereof.

                           (xvi)    No statute or regulation or legal or
governmental proceeding required to be described in the Prospectus is not described as required, nor are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as Exhibits to the Registration Statement not described and filed as required.

                           (xvii)   To the best of such counsel's knowledge, the
Company owns or pos sesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, other than as described in the Prospectus, the requisite licenses or other rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, "Intangibles") necessary to conduct its business (including, without limitation, any such licenses or rights described in the Prospectus as being owned or possessed by the Company), and there is no claim or action by any person pertaining to, or proceeding, pending or, to the best of such counsel's knowledge, threatened, which challenges the exclusive rights of the Company with respect to any Intangibles used in the conduct of its business (including without limitation any such licenses or rights described in the Prospectus as being owned or possessed by the Company); to the best of such counsel's knowledge, the Company's current products, services and processes do not infringe on the patents held by third parties except as discussed in the Prospectus.

                           (xviii)  To the best of such counsel's knowledge,
except as described in the Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or financial consulting arrangements or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriters' compensation, as determined by the NASD.

                           (xix)    To the best of such counsel's knowledge,
neither the Company, nor its officers, employees, agents or other persons acting on their behalf has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer or supplier, any employee or agent of a customer or supplier, any official or employee of any governmental agency or body (domestic or foreign), any political party or candidate for office (domestic or foreign) or any other person who was, is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (A) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in the financial statements contained in the Registration Statement or (C) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company.

                           (xx)     Each of the Underwriting Agreement, the
Representative's Purchase Option, the Escrow Agreement, the Trust Agreement, the Warrant Agreement and the Insider Letters have been duly and validly authorized, executed and delivered by the Company and, assuming due execution by the parties thereto other than the Company, are the valid and binding obligations of the Company and each of the other parties thereto, enforceable against the Company and each of the other parties thereto, except (A) as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally, (B) as enforceability of any indemnification provision may be limited under the Federal and State securities laws, and (C) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Such agreements comply in all respects with the terms and provisions of New York law, including, but not limited to, provisions applicable to the fiduciary obligations of directors of corporations.

                  4.2.2 Closing Date and Option Closing Date Opinion of Counsel. On each of the Closing Date or the Option Closing Date, as the case may be, the Representative shall have received the favorable opinion of Akerman, Senterfitt & Eidson, P.A., counsel to the Company, addressed to the Representative and in form and substance satisfactory to Graubard Miller.

                  4.2.3 Reliance. In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of foreign counsel, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Representative's counsel if requested. The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Representative in its opinion delivered to the Representative.

         4.3 Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Graubard Miller, from Richard A. Eisner & Company, LLP dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

                  (i) Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations;

                  (ii) Stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

                  (iii) Stating that, based on the performance of procedures specified by the American Institute of Certified Public Accountants for a review of the latest available unaudited interim financial statements of the Company (as described in Statement on Auditing Standards ("SAS") No. 71--"Interim Financial Information"), with an indication of the date of the latest available unaudited interim financial statements, a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the _________, 2001 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from ________, 2001 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                  (iii) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks);

                  (iv) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

                  (v) Stating that they have not during the immediately preceding five year period brought to the attention of the Company's management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 -- "Communication of Internal Control Structure Related Matters Noted in an Audit," in the Company's internal controls; and

                  (vi) Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

         4.4      Officers' Certificates.

                  4.4.1 Officers' Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

                  4.4.2 Secretary's Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying
(i) that the By-Laws and Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) as to all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

         4.5 No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material change in the business, operations, assets, financial condition or prospects of the Company from the latest dates as of which such business, operations, assets, condition and prospects are set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus that is materially adverse to the Company, taken as a whole; (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default would have a material adverse effect on the Company; (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (v) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or affecting any of its property or business before or by any court or Federal or State commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (vii) the Registration Statement and the Prospectus and any amendments or supplements thereto contain all material statements that are required to be stated therein in accordance with the Act and the Regulations and conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.6 Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Representative's Purchase Option, the Escrow Agreement, the Trust Agreement, Warrant Agreement and all of the agreements with the Initial

Stockholders described in Section 2.20 hereof.

         4.7 Opinion of Counsel for the Representative. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Graubard Miller, counsel to the Representative, and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Representative shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

5.       Indemnification.

         5.1 Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, its directors, officers, agents and employees and each person, if any, who controls any Underwriter ("controlling person") within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, claim, damage, liability and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, or any claims whatsoever commenced or threatened, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries (including in settlement of any litigation, (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact (A) contained in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented, and including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 of the Regulations); (B) contained in any post-effective amendment or amendments or any new registration statement and prospectus in which are included securities of the Company issued or issuable upon exercise of the Representative's Purchase Option; (C) contained in any application or other document or written communication (in this Section 5 collec tively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities or this offering under the securities laws thereof or filed with the Commission, any State securities commission or agency, the NASD (including Nasdaq and NASD Regulation, Inc.) or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) based in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; (iii) based in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (iv) based in whole or in part on any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above; provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be, and provided further, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Securities, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriters pursuant to Section 3.4 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 5.1 shall be in addition to any liabilities that the Company may otherwise have. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

         5.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers, agents and employees and each such person, if any, who controls the Company within the meaning of Section15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, claim, damage, liability and expense described in Section 5.1 hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table following the first paragraph under the caption "Underwriting" in the Prospectus and in the third and tenth paragraphs under the caption "Underwriting" in the Prospectus; and the Representative, on behalf of the Underwriters, confirms that such statements are correct. The indemnity agreement set forth in this Section 5.2 shall be in addition to any liabilities that each Underwriter may otherwise have.

         5.3 Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 5 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnifying party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded upon advice of legal counsel that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so as to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than once separate counsel (together with local counsel), approved by the indemnifying party (the Underwriters, in the case of Sections 5.2 and 5.5), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         5.4 Settlements. The indemnifying party under this Section 5 shall not be liable for any settlement of any proceedings effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section
5.3 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnifying party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party or indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         5.5      Contribution. If the indemnification provided for in Sections
5.1 through 5.4 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (after deducting the underwriting discount but before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 of the Regulations is used, the corresponding location on the term sheet filed pursuant to such Rule) bear to the aggregate initial public offering price of the Units as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty related to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 5.3 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 5.5; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 5.3 for purposes of identification.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5.5 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.5.

                  Notwithstanding the provisions of this Section 5.5, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 5.5 are several and not joint, in proportion to their respective underwriting commitments as set forth on Schedule I hereto. For purposes of this Section 5.5, each director, officer, agent and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and Exchange Act shall have the same rights to contribution as such Underwriter.

6.       Default by an Underwriter.

         6.1 Default Not Exceeding 10% of Firm Units or Option Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the over-allotment option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

         6.2 Default Exceeding 10% of Firm Units or Option Units. In the event that such default relates to more than 10% of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Firm Units or Option Units you do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase said Firm Units or Option Units on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this
Section 6, this Agreement may be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.12 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

         6.3 Postponement of Closing Date. In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Representative may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7.       Additional Covenants.

         7.1 Attendance at Board of Directors Meetings. Until the successful completion of a Business Combination, the Representative shall have the right to send a designee (who need not be the same individual from meeting to meeting) to observe each meeting of the Company's Board of Directors; provided that such designee may be excluded from any portion of the meeting if the discussion during such portion of the meeting would involve disclosure of material non-public information and if because of such designee's presence for such discussion the Company would be required under the Regulations to disclose such information to the public immediately. Such designee shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited to, food, lodging and transportation. The Company agrees to give the Representative written notice of each such meeting and to provide the Representative with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the directors.

         7.2 Additional Shares or Options. The Company hereby agrees that, without the Representative's consent, it shall not issue any shares of Common Stock or preferred stock or options or other securities convertible into Common Stock to any person until the Company consummates a Business Combination.

         7.3 Insider Letters. The Company shall not take any action or omit to take any action that would cause a breach of any of the agreements with the Initial Stockholders and Affiliated Initial Stockholders described in Section
2.20 hereof.

         7.4 Pre-Merger Negotiation. The Company will obtain a letter from any target business investigated by the Company with regard to a potential Business Combination ("Target") to the effect that such Target does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund and that such Target waives any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company.

         7.5 Certificate of Incorporation and By-Laws. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Certificate of Incorporation or By-Laws.

         7.6 Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit and deliver the balance sheet of the Company on the Closing Date ("Audited Balance Sheet") reflecting the receipt by the Company of the proceeds of the Offering. On the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission, which Report shall contain the Audited Balance Sheet.

         7.7 Acquisition/Liquidation Procedure. The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company's stockholders for their approval ("Business Combination Vote") even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 24 months from the consummation of this Offering (subject to extension for an additional six-month period, as described in the Prospectus), the Company will be liquidated and will distribute to all stockholders (excluding, for this purpose, the Initial Stockholders, but only with respect to shares they hold that were outstanding prior to this Offering) an aggregate sum equal to the Company's Liquidation Value; provided, however, that the Company may, if permitted by Delaware law, seek stockholder approval to continue in existence and redeem shares only from those stockholders seeking redemption. At the time the Company seeks approval of any potential Business Combination, the Company will offer each of its stockholders other than the Initial Stockholders the right, for a specified period of time not less than 20 days, to convert their shares of Common Stock at a per share price equal to the amount in escrow under the Trust Agreement (inclusive of any interest income therein) on the record date ("Conversion Price") for determination of stockholders entitled to vote upon the proposal to approve such Business Combination ("Record Date") divided by the number of shares held by all of the stockholders of the Company (excluding, for this purpose, shares outstanding prior to this Offering). The Company's liquidation value will be equal to the Company's book value, as determined by the Company and audited by the Company's independent public accountants ("Company's Liquidation Value"). In no event, however, will the Company's Liquidation Value be less than the funds to be placed in escrow under the Trust Agreement, inclusive of any net interest income thereon. If holders of less than 20% in interest of the Company's Common Stock held by Public Stockholders vote against such approval of a Business Combination, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those Public Stockholders who affirmatively requested such conversion and who voted against the Business Combination. If holders of 20% or more in interest of the Company's Common Stock held by Public Stockholders vote against approval of any potential Business Combination, the Company will not proceed with such Business Combination and will not convert such shares.

         7.8 NASD. The Company shall advise the NASD if any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution in the Offering. In the event any person or entity (regardless of any NASD association or affiliation) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the following will be provided to the NASD prior to consummation of the transaction:

                           (i)      complete details of all services and copies
of agreements governing such services; and

                           (ii)     justification as to why the person or entity
providing the merger and acquisition services should not be considered an "underwriter and related person" as defined in Rule 2710(a)(5) of the NASD's Conduct Rules.

Additionally, the Company shall make proper disclosure of such arrangement or potential arrangement referred to herein in the proxy statement that the Company will file for purposes of soliciting stockholder approval for the Business Combination.

         7.9 Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including but not limited to using its best efforts to prevent any of the Company's outstanding securities from being deemed to be a "penny stock" as defined in Rule 3a-51-1 under the Exchange Act during such period.

         7.10 Fees or Compensation and Expenses Payable to Insiders. The Company shall not pay any fees or compensation to any of its directors or officers, or any of the Initial Stockholders (collectively, "Insiders") or any affiliate thereof for services rendered to, prior to, or in connection with, the consummation of a Business Combination, except (i) Richard Frost and Diana Grout shall be paid monthly salaries of $5,045 and $3,005, respectively, (ii) Insiders shall be entitled to receive, upon consummation of the Business Combination, commissions for monies raised by them for the Company in connection with the Business Combination, at rates that are no less favorable to the Company than those which the Company would pay to unaffiliated third parties, and (iii) officers and directors shall be reimbursed for any accountable reasonable business expenses in connection with seeking or consummating a business combination or other activities on the Company's behalf. If the Company requires more than the net proceeds of the offering not deposited in the Trust Fund for operations, payment of the salaries for Mr. Frost and Ms. Grout will be deferred until the Company completes a Business Combination at which time Mr. Frost and Ms. Grout will be reimbursed from the proceeds of the offering not held in the Trust Fund. Notwithstanding the foregoing, the Company shall not pay or accrue any such compensation or expenses if doing or would reduce the Company's tangible net worth below $5,000,000 for purposes of the "penny stock" rules.

8. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Units and Representative's Purchase Option to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9.       Effective Date of This Agreement and Termination Thereof.

         9.1 Effective Date. This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

         9.2 Termination. You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange or in the over- the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war or major hostilities, or (iv) if a banking moratorium has been declared by a New York State or Federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Units, or (vii) Richard B. Frost shall no longer be associated with the Company, or (viii) if any of the Company's representations, warranties or covenants hereunder are breached, or
(ix) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, as in the Representative's judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Units.

         9.3 Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the expenses related to the transactions contemplated herein shall be governed by Section 3.11 hereof.

         9.4 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is other wise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10.      Miscellaneous.

         10.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed:

         If to the Representative:

                  GBI Capital Partners Inc.
                  1055 Stewart Avenue
                  Bethpage, New York 11714
                  Attn:    Joseph Berland, Chairman

         Copy to:

                  Graubard Miller
                  600 Third Avenue

                  New York, New York 10016
                  Attn:    David Alan Miller, Esq.

         If to the Company:

                  Frost Capital Group, Inc.
                  327 Plaza Real, Suite 319
                  Boca Raton, Florida 33432
                  Attn:    Richard B. Frost

         Copy to:

                  Akerman, Senterfitt & Eidson, PA
                  One S.E. 3rd Avenue, 28th Floor
                  Miami, Florida  33131-1704
                  Attn:    Teddy D. Klinghoffer, Esq.

         10.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         10.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

         10.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         10.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon, the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in
Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

         10.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         10.7 Execution in Counterparts. This Agreement may be executed in one or more counter parts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

         10.8 Waiver, Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non- compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non- fulfillment.

                  If the foregoing correctly sets forth the understanding between the Underwriters, and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                            Very truly yours,

                                            FROST CAPITAL GROUP, INC.



                                            By:
                                                -------------------------------
                                                Richard B. Frost
                                                President


Accepted on the date first above written:

GBI CAPITAL PARTNERS INC.
Acting on behalf of itself and as the
Representative of the several Underwriters named in Schedule I hereof



By:
    --------------------------------------------
    Joseph Berland
    Chairman

                                                                      SCHEDULE I

                            FROST CAPITAL GROUP, INC.

                                 1,250,000 Units

                                                          Number of Firm Units
                       Underwriter                           to Be Purchased
                       -----------                           ---------------


GBI Capital Partners Inc.

                                                                ---------
         TOTAL                                                  1,250,000